                          PHP HEALTHCARE CORPORATION

                                  EXHIBIT 11

               Statement Re:  Computation of per Share Earnings
                       Three Months and Six Months ended
                           October 31, 1997 and 1996

                                                     Three Months                Six Months
                                                   ended October 31,          ended October 31,
                                                   -----------------          -----------------
                                                  1997          1996         1997          1996
                                                  ----          ----         ----          ----
Primary Earnings Per Share
--------------------------
Primary
   Net earnings..............................  $ 1,124,000  $ 2,601,000   $ 2,169,000  $ 4,759,000
                                               ===========  ===========   ===========  ===========
Weighted average number of common
  shares outstanding.........................   11,557,971   11,081,376    11,483,894   11,064,598

Add common share equivalents (determined
  using the "treasury stock method") repre-
  senting shares issuable upon exercise of
  stock options and warrants.................    2,118,697    2,707,067     2,195,522    2,775,879

Shares held in escrow........................          ---      (88,572)          ---      (88,572)
                                               -----------  -----------   -----------  -----------
Weighted average number of shares used
  in calculation of primary earnings per
  share......................................   13,676,668   13,699,871    13,679,416   13,751,905
                                               ===========  ===========   ===========  ===========

Primary earnings per common share............        $0.08        $0.19         $0.16        $0.35
                                               ===========  ===========   ===========  ===========
Fully Diluted Earnings Per Share
--------------------------------
Fully diluted
   Net earnings..............................  $ 1,124,000  $ 2,601,000   $ 2,169,000  $ 4,759,000
      Net interest expense related to
         convertible debt....................        9,000        6,000        18,000       11,000
                                               -----------  -----------   -----------  -----------
   Net earnings as adjusted..................  $ 1,133,000  $ 2,607,000   $ 2,187,000  $ 4,770,000
                                               ===========  ===========   ===========  ===========
Weighted average number of common
  shares outstanding.........................   11,557,971   11,081,376    11,483,894   11,064,598

Add common share equivalents (determined
  using the "treasury stock" method) repre-
  senting shares issuable upon exercise of
  stock options and warrants.................    2,118,681    2,707,067     2,195,191    2,775,879

Assumed conversion of convertible debt.......      111,111      111,111       111,111      111,111

Shares held in escrow........................          ---      (88,572)          ---      (88,572)
                                               -----------  -----------   -----------  -----------
Weighted average number of shares used
  in calculation of fully diluted earnings
  per share..................................   13,787,763   13,810,982    13,790,196   13,863,016
                                               ===========  ===========   ===========  ===========

Fully diluted earnings per common share......        $0.08        $0.19         $0.16        $0.34
                                               ===========  ===========   ===========  ===========
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